Exhibit 10.2

CYCLACEL PHARMACEUTICALS, INC.

SECURITIES EXCHANGE AGREEMENT

MARCH 27, 2012

CYCLACEL PHARMACEUTICALS, INC.

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made as of March 27, 2013 (the “Effective Date”) by and between CYCLACEL PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and TANG CAPITAL PARTNERS, LP, a Delaware limited partnership (the “Preferred Holder”).

RECITALS

WHEREAS, the Preferred Holder wishes to exchange an aggregate of 375,457 shares of the Company’s 6% Convertible Exchangeable Preferred Stock (collectively, the “Preferred Stock”), such shares constituting all of the Preferred Holder’s shares of Preferred Stock.

WHEREAS, the Company wishes to issue to the Preferred Holder, pursuant to the exemption from registration provided by Section 3(a)(9) (“Section 3(a)(9)”) under the Securities Act of 1933, as amended (the “Securities Act”), 765,198 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in exchange for the Preferred Stock (the “Exchange”) and to cancel the Preferred Stock upon the terms and conditions set forth herein.

WHEREAS, as a condition to the execution of this Agreement, and as an inducement to the Company to the enter into this Agreement, each of the Preferred Holder and the Company have entered into a letter agreement (the “Letter Agreement”), dated as of the date hereof, pursuant to which the Preferred Holder has acknowledged and agreed, among other things, that: (i) it is aware that there may be material information concerning the Company and/or the Preferred Stock that has not been disclosed, but that the Preferred Holder nevertheless has decided to continue with the Exchange; (ii) the Preferred Holder has reviewed and sought appropriate advice, prior to executing the Letter Agreement, with respect to an analysis of the terms of the Preferred Stock, and understands that there are possible circumstances or transactions under or pursuant to which it could receive more for its shares of Preferred Stock than it would under this Agreement; (iii) it has waived any and all right to participate in any other transaction that could yield a higher return for the Preferred Holder; and (iv) the Preferred Holder has released the Company from and against any and all claims relating to not having access to any undisclosed information or benefitting from any possible higher yield with respect to the Preferred Stock.

AGREEMENT

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Preferred Holder agree as follows:

1.              Exchange; Delivery. Preferred Holder hereby assigns, sells and transfers the Preferred Stock, plus all claims arising out of or relating to the Preferred Stock, including but not limited to any accrued but unpaid dividends, to the Company in exchange for the issuance by the Company, effective as of the Effective Date and in full satisfaction of the Company’s obligations to the Preferred Holder with respect to the Preferred Stock, of 765,198 shares of Common Stock (the “Shares”) to the Preferred Holder.  On or within one business day after the Effective Date, the Company shall deliver the Shares to the Preferred Holder via DWAC to an account timely specified in writing by the Preferred Holder, and Preferred Holder shall deliver the Preferred Stock to the Company via DTC to an account specified in writing by the Company prior to such Exchange.

2.              Representations and Warranties of the Company.  The Company hereby represents and warrants to the Preferred Holder that as of the Effective Date:

2.1                               Organization.  The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2.2                               Due Authorization.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and no other corporate action on the part of the Company, its board of directors or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance and delivery of the Shares.  Furthermore, the Company’s board of directors has authorized its officers to execute this Agreement and the transactions contemplated hereunder.  This Agreement, assuming due and valid authorization, execution and delivery hereof and thereof by the Preferred Holder, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3                               Valid Issuance; Reservation of Shares; Preemptive Rights.  The Shares are duly authorized and, when issued and exchanged in accordance with the terms hereof, (i) will be duly and validly issued, free and clear of any liens, claims or encumbrances (“Liens”) imposed by or through the Company or by operation of law of which the Company has knowledge and (ii) will be issued and delivered in compliance with all applicable Federal and state securities laws.  Neither the cancellation of the Preferred Stock, nor the Exchange nor the performance by the Company of its obligations under this Agreement will trigger any preemptive, “poison-pill”, anti-takeover, anti-dilution, reset or other similar rights.

2.4                               Non-Contravention.  The execution and delivery of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated hereby and thereby will not, (a) conflict with or constitute a material violation of or default (with the passage of time or otherwise) under or give rise to any right of termination, material amendment, cancellation or acceleration or loss of any material rights under: (i) any material contracts to which the Company is a party; or (ii) the certificate of incorporation or the bylaws of the Company or any similar organizational document of the Company; or (b): (i) result in the creation or imposition (or the obligation to create or impose) of any material lien, encumbrance, claim, security interest, pledge, charge or restriction of any kind upon any of the properties or assets of the Company; or (ii) result in an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in agreement or document to which the Company is a party or is bound, other than with respect to the Preferred Stock; or (c) to the Company’s knowledge, violate any order or decree applicable to the Company, or by which it or any of its operations are bound, and no such violation or default currently exists. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency or other governmental body in the United States is required for the execution and delivery of the Agreement and the valid issuance of the Shares prior to the Effective Date except for any securities filings required to be made under state securities laws or any filings required by The Nasdaq Global Market.

2.5                               Exchange Act Compliance. The documents that the Company filed under the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2011 (including all exhibits included therein and documents incorporated by reference therein hereinafter being referred to as the “Required Documents”) complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder as of their respective filing dates, and none of the Required Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.6                               Non-Public Information.  Other than information concerning the Exchange and this Agreement, which will be disclosed to the public pursuant to Section 5.11, the Company is not in possession of any material non-public information as of the execution of this Agreement, and the Company has not disclosed any material non-public information to the Preferred Holder.

2.7                               Exemption from Registration. The Exchange is exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 3(a)(9) thereof.  The Company has complied in all material respects with such provisions and, without limiting the generality thereof, has not paid to any person, directly or indirectly, any commission or other remuneration for soliciting the Exchange. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf: (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Exchange; (ii) in the three months prior to Effective Date, has, other than the transactions contemplated with respect to the Preferred Stock and pursuant to this Agreement, directly or indirectly, made any offers or sales of any security or solicited any offers to buy or exchange any security, under any circumstances that would require registration of the Shares under the Securities Act; or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the Exchange or the issuance of the Shares for purposes of the Securities Act or of any applicable stockholder approval provisions, nor will the Company or any of its Affiliates take any action or steps that would require registration of the Shares under the Securities Act.

2.8                               No Reliance.  In entering into this Agreement, the Company: (i) is not relying on any advice or representation of the Preferred Holder or any of its affiliates (other than the representations of the Preferred Holder contained herein), other than the Letter Agreement; (ii) has not received from the Preferred Holder or any of its affiliates any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of the Exchange or entering into this Agreement; (iii) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary; and (iv) has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by the Preferred Holder or any of its affiliates.  Neither the Preferred Holder nor any of its affiliates is now or has ever been a financial advisor, or other fiduciary, with respect to the Company.

3.              Representations, Warranties and Covenants of the Preferred Holder. The Preferred Holder hereby represents and warrants to the Company and agrees as follows:

3.1                               Due Authorization.  The Preferred Holder has all requisite corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and the Letter Agreement, and this Agreement and the Letter Agreement have been duly authorized and validly executed and delivered by the Preferred Holder and no other corporate or other action on the part of the Preferred Holder is necessary to authorize the execution and delivery by the Preferred Holder of this Agreement or the Letter Agreement.  This Agreement and the Letter Agreement constitute the legal, valid and binding agreements of the Preferred Holder, enforceable against the Preferred Holder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2                               No Legal, Tax or Investment Advice.  The Preferred Holder understands that nothing in this Agreement or any other materials presented to the Preferred Holder by or on behalf of the Company in connection with the Exchange constitutes legal, tax or investment advice and represents and warrants to the Company that it has consulted such legal, regulatory, accounting, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Exchange or determining the merits thereof.

3.3                               Affiliate Status; 20% Holder Status.

(a)                                 As of Effective Date, the Preferred Holder represents and warrants that the Preferred Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the three months preceding the Effective Date.

(b)                                 The Preferred Holder further represents and warrants that, immediately after the consummation of the transactions contemplated herein, the Preferred Holder will not beneficially own: (i) any shares of Preferred Stock; and (ii) no more than 19.99% of the Company’s issued and outstanding Common Stock, based on the total shares of Common Stock outstanding as set forth in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012.  Additionally, as of the date hereof, the Preferred Holder represents and warrants that it does not beneficially own any shares of the Company’s Common Stock and that, after giving effect to the transactions contemplated hereby, it will beneficially own an aggregate of 765,198 shares of Common Stock.

3.4                               Ownership.  The Preferred Holder is the sole beneficial owner of the Preferred Stock, free and clear of all Liens, and upon execution of this Agreement, the Company will take title to the Preferred Stock, free and clear of all Liens. There are no actions, suits or proceedings against the Preferred Holder affecting the title of any of the Preferred Stock or the right of the Preferred Holder to execute, deliver and perform this Agreement.

4.              Amendment and Waiver.  No provision of this Agreement may be amended or modified except upon the written consent of the Company and the Preferred Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

5.              Miscellaneous.

5.1                               Intentionally Omitted.

5.2                               Headings; Construction.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The language used in this Agreement is and will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.3                               Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.4                               Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.5                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in New York.

5.6                               Entire Agreement.  This Agreement and the Letter Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.7                               Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one (1) instrument, and shall become effective when one (1) or more counterparts have been signed by each party hereto and delivered to the other parties.

5.8                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.9                               No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assignees, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.10                        Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.11                        Form 8-K.  The Company agrees that it will, on or before 9:30 a.m., Eastern Time, on the business day immediately following the date on which this Agreement is executed and delivered by the Company and the Preferred Holder, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby, including the issuance of the Shares; provided, however, that the Company will not disclose the identity of the Preferred Holder without the Preferred Holder’s written consent, and the Preferred Holder shall have a reasonable opportunity to review and comment on any such Form 8-K prior to the filing thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES EXCHANGE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PREFERRED HOLDER:

CYCLACEL PHARMACEUTICALS, INC.		TANG CAPITAL PARTNERS, LP

By:	/s/ Spiro Rombotis	By:	/s/ Kevin Tang

Name:	Spiro Rombotis	Name:	Kevin Tang

Title:	President and CEO	Title:	Managing Director